Exhibit 10.125

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of October 31, 2020, by and among TheMaven, a Delaware corporation (the “Company”), and James C. Heckman (“Heckman”).

Introductory Statement

WHEREAS, the Company and Heckman desire to convert certain indebtedness into shares of Series H Convertible Preferred Stock, par value $0.01, of the Company (the “Series H Preferred Stock”);

WHEREAS, Heckman holds certain promissory notes of the Company evidencing indebtedness of the Company more particularly described on Schedule A hereto (collectively, the “Notes”); and

WHEREAS, Heckman and the Company desire to convert all outstanding principal of and accrued but unpaid interested under the Notes into 389 shares of Series H Preferred Stock.

NOW, THEREFORE, in consideration of the foregoing and the terms contained in this Agreement, the parties hereto agree as follows:

1. EXCHANGE

1.1 Conversion of Debt.

a. As of the Exchange Date (as defined below), on the terms and subject to the conditions contained herein, Heckman agrees to convert and exchange with the Company, and the Company agrees to convert and exchange with Heckman, all unpaid principal amount of and accrued interest on the Notes in exchange for 389 shares of Series H Preferred Stock (the “Shares”).

1.2 Closing.

a. Upon the terms and subject to the conditions of this Agreement, it is intended that the closing (the “Closing”) of the conversion contemplated by this Agreement (the “Conversion”) shall take place as of the date (the “Exchange Date”) of the execution of this Agreement.

b. The Closing will occur at the Company’s headquarters at 10:00 a.m. (local time), or at such other place and time as the parties may determine (the time and date of such closing being referred to herein as the “Closing Date”). The parties hereto agree to use their best efforts to have the Closing occur as soon as practicable consistent with the provisions of this Agreement.

c. The parties hereby agree that on Closing and the cancellation of the Notes the Company shall request the Transfer Agent to issue to Heckman or his nominee(s) the uncertificated shares of Series H Preferred Stock of the Company into which the Notes have been converted as directed in writing by Heckman.

2. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to Heckman that:

a. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the Conversion contemplated by this Agreement have been duly and effectively authorized by all requisite corporate action, and when fully executed and delivered, this Agreement shall constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

b. Upon issuance of the Shares to Heckman, such Shares will be duly and validly authorized and issued, fully paid and nonassessable and free of any encumbrances or restrictions on transfer other than as provided by applicable law.

3. REPRESENTATIONS OF HECKMAN. Heckman represents and warrants to the Company that:

a. Heckman is the lawful record and beneficial owner of the Notes being exchanged by it hereunder and has good and marketable title to such Notes, free and clear of all liens, charges, security interests, options, encumbrances and claims of any kind or nature and with no restrictions on the incidents of record and beneficial ownership pertaining thereto, other than as provided by applicable law. Heckman is not the subject of any bankruptcy, reorganization or similar proceeding.

b. Heckman has full and absolute legal right, power and authority to enter into this Agreement and to perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by Heckman, and is the legal, valid and binding obligation of Heckman, enforceable against Heckman in accordance with its terms.

c. Heckman represents that he is acquiring the Shares for investment purposes only and not with the view to the distribution, resale, subdivision or fractionalization thereof, and that the transaction contemplated hereby is exempt from the registration provisions of the Securities Act of 1933, as amended. Heckman represents that he is acquiring the Shares for its own account and not for the account, benefit or interest, directly or indirectly, of any other person.

d. Heckman has reviewed copies of such documents and other information as Heckman has deemed necessary in order to make an informed investment decision with respect to his conversion of the Notes for the Shares being acquired and Heckman is relying solely on Heckman’s own decision or the advice of Heckman’s own adviser(s) with respect to an investment in the Company and the acquisition of the Shares, and has neither received nor relied on any communication from the Company or its agents regarding any legal, investment or tax advice relating to an investment in the Company and the acquisition of the Shares. Heckman hereby acknowledges that the Company is not making any representations or warranties with respect to the business, assets, liabilities, operations, condition (financial or otherwise), and prospects of the Company.

e. Heckman agrees that he shall not convert the Shares into shares of the Company’s Common Stock until such time as the Company has filed an amendment to its Certificate of Incorporation increasing its number of authorized shares of Common Stock to a sufficient number to permit full conversion of all outstanding shares of Series H Preferred Stock.

4. MISCELLANEOUS.

4.1 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and undertakings, whether written or oral, relating to matters provided for herein. There are no provisions, undertakings, representations or warranties relative to the subject matter of this Agreement not expressly set forth herein.

4.2 Benefit and Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. There shall be no assignment of any interest under this Agreement by any party without the other party’s prior written consent. Nothing in this Agreement, express or implied, is intended to and shall not under any circumstances create any enforceable right or benefit in any other person whatsoever, nor shall any other person whatsoever be entitled to have any claim, cause of action or right based upon or arising out of the existence of this Agreement or the consummation of the transactions contemplated hereby.

4.3 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by Heckman and the Company.

4.4 Further Assurance. The parties agree to use all reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done all other things necessary, proper or appropriate to consummate and effectuate the transactions contemplated hereby, including the furnishing to the other party or any other appropriate party such further certifications, agreements, affidavits or other documents necessary to effectuate the purposes hereof.

4.5 Governing Law. This Agreement shall be governed by, enforced under and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law provision or rule thereof. The parties submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in the County of New York for any litigation arising out of or relating to the Agreement and the transactions contemplated hereby.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

THEMAVEN, INC.

By:	/s/ Ross Levinsohn
Name:	Ross Levinsohn
Title:	Chief Executive Officer

/s/ James C. Heckman
James C. Heckman

Schedule A

See attached.